Exhibit 10.13

EXECUTION VERSION

FIRST AMENDMENT TO GUARANTY

This First Amendment to Guaranty (this “Amendment”), effective as of December 31, 2018, is by and between KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Guarantor”) and MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Buyer and KREF Lending IV LLC, a Delaware limited liability company (“Seller”), entered into that certain Master Repurchase and Securities Contract Agreement dated as of December 6, 2016 (the “Original Repurchase Agreement”), as modified by that certain Omnibus Amendment dated as of November 10, 2017 by and among Guarantor, Seller and Buyer (the “Omnibus Amendment”) (the Original Repurchase Agreement, as amended by the Omnibus Amendment and as the same may be further amended, modified and/or restated, collectively, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, the Guarantor executed and delivered that certain Guaranty Agreement, dated as of December 6, 2016, in favor of Buyer, as amended by the Omnibus Amendment (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, the Guarantor and Buyer wish to modify certain terms and provisions of the Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendments to Guaranty. The Guaranty is hereby amended as follows:

(a)          The definition of “Total Assets” in 4.7(c) of the Guaranty is hereby deleted and replaced as follows:

““Total Assets” means, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and its Consolidated Subsidiaries and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person and its Consolidated Subsidiaries from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) Intangible Assets, and (c) prepaid taxes and expenses, all on or as of such date, and (d) the amount of non-recourse Indebtedness owing pursuant to securitization transactions that are not issued or sponsored by Guarantor, Affiliates of Guarantor and/or Affiliates of Manager (e.g. commercial real estate CLOs (including, without limitation, any CMBS investments)) that result from the consolidation of “variable interest entities” under the requirements of the Accounting Standards Codification  Section 810, as amended, modified or supplemented from time to time, and (e) the amount of any non-recourse Indebtedness owing pursuant to a financing or securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or any other similar transaction.”

2.            Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a)          Amendment.  This Amendment, duly executed and delivered by Guarantor and Buyer.

(b)          Fees. Payment by Sellers of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.           Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

4.        Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

5.            Governing Law. The provisions of Section 6.3 of the Guaranty are incorporated herein by reference.

6.          Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

7.          References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By:	/s/ Anthony Preisano
Name: Anthony Preisano
Title: Authorized Signatory

[Signature Page to First Amendment to Guaranty]

 GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.
a Delaware limited partnership

By: KKR REAL ESTATE FINANCE TRUST
INC., its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

[Signature Page to First Amendment to Guaranty]